Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

That each person whose signature appears below, as a Director or Officer of Monsanto Company (the “Company”), a Delaware corporation with its general offices in the County of St. Louis, Missouri, does hereby make, constitute and appoint DAVID F. SNIVELY, NANCY E. HAMILTON, SONYA M. DAVIS, CHRISTOPHER A. MARTIN or JENNIFER L. WOODS, or any one of them acting alone, his or her true and lawful attorneys and agents for the undersigned, to act on behalf of and in the name of the undersigned, with full power of substitution and re-substitution, place and stead, in any and all capacities, to execute and sign any registration statement on Form S-8 covering the registration of securities of the Company to be issued under (i) the Monsanto Company 2005 Long-Term Incentive Plan (as Amended and Restated as of January 24, 2012), including the Monsanto Company Non-Employee Director Equity Incentive Compensation Plan, as approved by the Board of Directors and the Shareowners of the Company, and (ii) the Monsanto Company Long-Term Incentive Plan (formerly known as the Monsanto 2000 Management Incentive Plan), including the Monsanto Company Non-Employee Director Equity Incentive Compensation Plan, as approved by the Board of Directors and the Shareowners of the Company, and any and all amendments thereto, and documents in connection therewith, to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, giving and granting unto said attorneys full power and authority to do and perform such actions as fully as they might have done or could do if personally present and executing any of said documents.

Signature	Title	Date

/s/ David L. Chicoine, Ph.D. David L. Chicoine, Ph.D.	Director	June 22, 2012

/s/ Janice L. Fields Janice L. Fields	Director	June 22, 2012

/s/ Hugh Grant Hugh Grant	Chairman of the Board of Directors President and Chief Executive Officer (Principal Executive Officer)	June 22, 2012

/s/ Arthur H. Harper Arthur H. Harper	Director	June 22, 2012

/s/ Laura K. Ipsen Laura K. Ipsen	Director	June 22, 2012

/s/ Gwendolyn S. King Gwendolyn S. King	Director	June 22, 2012

/s/ C. Steven McMillan C. Steven McMillan	Director	June 22, 2012

/s/ Jon R. Moeller Jon R. Moeller	Director	June 22, 2012

/s/ William U. Parfet William U. Parfet	Director	June 22, 2012

/s/ George H. Poste, Ph.D., D.V.M. George H. Poste, Ph.D., D.V.M.	Director	June 22, 2012

/s/ Robert J. Stevens Robert J. Stevens	Director	June 22, 2012

/s/ Pierre Courduroux Pierre Courduroux	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	June 22, 2012

/s/ Nicole M. Ringenberg Nicole M. Ringenberg	Vice President and Controller (Principal Accounting Officer)	June 22, 2012